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[LOGO]
SKYLINE FUNDS
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APPLICATION


THIS APPLICATION IS TO:

/ /  Establish a new account
/ /  Change an existing account

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SKYLINE FUNDS ACCOUNT NUMBER

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   MAILING INSTRUCTIONS
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Regular Delivery:

Mutual Fund Services
Attn: Skyline Funds
Firstar Mutual Fund Services, LLC
P.O. Box 701
Milwaukee, WI 53201-0701

Overnight Express:

Mutual Fund Services
Attn: Skyline Funds
Firstar Mutual Fund Services, LLC
615 E. Michigan Street, Third Floor
Milwaukee, WI 53202-5207


IF YOU HAVE ANY QUESTIONS, PLEASE CALL SKYLINE FUNDS AT 800.828.2759.

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   ACCOUNT REGISTRATION
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Check type of account and complete all information. Unless otherwise indicated, each account with multiple owners is deemed to be held in joint tenancy with right of survivorship except where this form of ownership is not recognized under applicable local law.

DO NOT USE THIS APPLICATION FOR IRA ACCOUNTS.

    TAX IDENTIFICATION NUMBER


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    SOCIAL SECURITY NUMBER OR EMPLOYER NUMBER
    (USE MINOR'S SOCIAL SECURITY NUMBER FOR TRANSFER/GIFT TO MINORS)


/ / INDIVIDUAL OR JOINT ACCOUNT

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    INDIVIDUAL OWNER'S FULL NAME

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    JOINT TENANT'S FULL NAME


/ / TRANSFER TO A MINOR

                                                               as custodian for
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    CUSTODIAN'S NAME (ONE NAME ONLY)
                                                               under the
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    MINOR'S NAME
                                            Uniform Transfer/Gift to Minors Act
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    STATE

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    MINOR'S DATE OF BIRTH


/ / TRUST OR ORGANIZATION

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    NAME OF TRUST OR ORGANIZATION                                 DATE OF TRUST

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    NAME OF TRUSTEE(S)

Type:     / / Trust                / / Corporation              / / Partnership

          / / Other (please specify)
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   ADDRESS
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ADDRESS


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CITY/STATE/ZIP

(            )
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DAYTIME PHONE

(            )
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EVENING PHONE

U.S. Citizen       / / Yes       / / No

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   INITIAL INVESTMENT
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Initial investment by check only. Make check payable to the Fund in which you are investing. Please be sure to read the prospectus for the Skyline Funds.

Initial investment of  $
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                                         $1,000 MINIMUM

SKYLINE FUNDS
/ /  Special Equities Portfolio (014)    (CLOSED TO NEW INVESTORS)
/ /  Small Cap Value Plus (020)
/ /  Small Cap Contrarian (024)


SKYLINE--FIRSTAR MONEY MARKET FUNDS
/ /  Money Market Fund (022)
/ /  U.S. Government Money Market Fund (023)

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   DISTRIBUTION OPTION
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Your distributions will be reinvested in additional shares of the Fund unless the following boxes are checked. Please mail me a check for each:

/ /  Dividend               / / Capital gain distribution

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   EXCHANGE PRIVILEGE
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Exchange privilege is AUTOMATIC unless checked below. Exchanges may only be made to identically registered accounts. Skyline Funds reserves the right to record all exchange requests and the exchange privilege may be changed or withdrawn by Skyline at any time.

/ /  I DO NOT AUTHORIZE TELEPHONE EXCHANGES.

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   AUTOMATIC INVESTMENT PLAN AND TELEPHONE PURCHASE
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You can purchase shares regularly by requesting electronic transfer of money from your checking, NOW or savings account to your Skyline Funds account. Investments will be made on any day of the month, or the following business day.

You can also purchase shares by telephone by requesting electronic transfer of money from your checking, NOW or savings account to your Skyline Funds account.

                                   GUIDELINES

-  Your bank must be a member of the Automated Clearing House (ACH).

- If the transfer is from a checking account, THIS APPLICATION MUST BE ACCOMPANIED BY A VOIDED CHECK.

-  If the transfer is from a savings account, THIS APPLICATION MUST
   BE ACCOMPANIED BY A WITHDRAWAL SLIP including your financial institution's nine digit routing number.

-  Please allow 15 business days prior to the next transaction.

- Your Skyline Funds account must be established with a $1,000 minimum balance before your first scheduled investment under the Plan goes into effect.

-  The minimum investment for each telephone purchase is $100.

-  The minimum monthly investment under the Plan is $50.

- If an automatic purchase cannot be made due to insufficient funds or any other reason, a $25 service fee will be assessed.

- The Plan will be terminated upon redemption, including redemption by exchange, of all shares.

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   TELEPHONE REDEMPTION
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You can redeem shares in your Skyline Funds account by telephone.  All redemption proceeds will be sent as directed below.

/ /  Payment to be made to my address of record, or

/ /  Payment to my brokerage account listed below, or

/ /  Payment to my financial institution listed below


BANK NAME/ACCOUNT #                                        BANK ABA ROUTING NO.
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BROKERAGE FIRM (if applicable)                                      ACCOUNT NO.
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ADDRESS
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CITY/STATE/ZIP
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   DUPLICATE STATEMENT
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INVESTMENT ADVISOR#                    RR#


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FIRM NAME                              ADVISOR NAME


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ADDRESS

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CITY/STATE/ZIP

(          )                           (          )
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PHONE                                  FAX


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AUTHORIZED SIGNATURE

Is Duplicate Statement going
to a broker dealer?     / / Yes   / / No
If yes, please provide
                       --------------------------------------------------------
broker dealer name


/ / Please start my Automatic Investment Plan beginning ____________ (month), ___________ (year). I hereby instruct Firstar Mutual Fund Services, LLC, as agent for Skyline Funds, to automatically transfer $__________________ directly from my / / checking or NOW account / / savings account (check one) named below on the ___ day of each month or the first business day thereafter into (check one):

                                  / /  Special Equities Portfolio
                                  / /  Small Cap Value Plus
                                  / /  Small Cap Contrarian

/ / I would like to make purchases by telephone. I hereby instruct Firstar Mutual Fund Services, LLC, as agent for Skyline Funds, to transfer the amounts that I indicate by telephone from the account indicated below into the Skyline Funds account that I indicate by telephone.


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CHECKING/NOW OR SAVINGS ACCOUNT NUMBER


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NAME(S) ON ACCOUNT


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NAME OF BANK (MUST BE A MEMBER OF AUTOMATED CLEARING HOUSE - ACH)


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BANK ADDRESS


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CITY/STATE/ZIP


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SIGNATURE OF JOINT OWNER OF ACCOUNT (IF ANY)


I have read and understand the conditions of the Automatic Investment Plan and telephone purchase. I authorize you to honor all debit entries via the ACH Network initiated through Firstar Bank on behalf of Firstar Mutual Fund Services, LLC. All such debits are subject to sufficient collected funds in my account to pay the debit when presented. I understand that the Plan may be terminated or modified at any time by Skyline Funds.

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   SHAREHOLDER AUTHORIZATION
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Please establish a shareholder account in accordance with the instructions on this application. I (we) certify that I am (we are) of legal age and have received and read the prospectus and agree to its terms. APPLICATIONS WHICH ARE NOT SIGNED OR FULLY COMPLETED WILL BE REJECTED. This application may be used to open new account(s) or to revise existing account(s).

I (we) understand that the Exchange Privilege will apply to my (our) account unless I (we) have specifically declined the privilege. I (we) understand that by signing this application, unless the Privilege is declined, I (we) agree that neither Skyline Funds nor their Transfer Agent, agents, officers, trustees, or employees will be liable for any loss, liability, cost or expense for acting on instructions given under the Privilege, placing the risk of any loss on me (us). See "Shareholder Services--Exchange Plan" in the prospectus.

UNDER PENALTIES OF PERJURY, THE UNDERSIGNED HEREBY CERTIFY (1) THAT THE SOCIAL SECURITY NUMBER GIVEN IS CORRECT AND (2) THAT THE ACCOUNT OWNER(S) IS
(ARE) NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE (a) THE UNDERSIGNED HAVE NOT BEEN NOTIFIED OF BEING SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (b) THE I.R.S. HAS PROVIDED NOTIFICATION THAT THE ACCOUNT OWNER(S) IS (ARE) NO LONGER SUBJECT TO BACKUP WITHHOLDING. (CROSS OUT (2) IF IT IS NOT CORRECT.)

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.


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SIGNATURE (OWNER, TRUSTEE)                            DATE


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SIGNATURE (JOINT OWNER, CO-TRUSTEE)                   DATE

                                            DISTRIBUTOR: FUNDS DISTRIBUTOR INC.
                                                                          05/99